Exhibit 99.1

Greenlane Reports Q2 2022 Revenue of $39.9 Million, Up 15% Year-over-Year

Company Announces Strategic Decision to Sell Packaging Business, Make Final Transition to a Consumer House of Brands

BOCA RATON, FL / August 16, 2022 / Greenlane Holdings, Inc. ("Greenlane" or the "Company") (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported financial results for the second quarter and six months ended June 30th, 2022.

Recent Highlights

Financial Results

•Revenue for Q2 2022 increased 15% to $39.9M, compared to $34.7M in Q2 2021. For the six months ending June 30, 2022, revenue was $86.5 million, a 25.8% increase from the $68.7 million reported for comparable prior year period.
•Basic and diluted net loss of $2.27 per share compared to a loss of $3.23 per share for the prior year quarter, and a loss of $5.57 for the trailing six months versus a loss of $9.07 for the comparable prior year period.
•Adjusted EBITDA loss for Q2 2022 was $5.8 million or $1.09 per share compared to a loss of $3.7 million or $3.92 per share for Q2 of 2021. For the six months ending June 30, 2022, adjusted EBITDA loss was $11.1 million or $2.25 per share versus a loss of $8.9 million or $11.05 per share for the comparable period.

Strategic Initiatives

•Announces plans to sell its packaging division
•Promotes Craig Snyder, the Company’s Chief Commercial Officer, to President
•Secured a $15 million asset-based credit facility to support working capital needs
•Completed $5.4 million registered direct offering of common stock and warrants
•Sold its interest in Vibes Holdings, LLC, for $5.3 million, and its Azarius retail location and business in Amsterdam
•Exited facilities for savings of over $900,000 annually
•Restructured contract with key vendor for approximately $500,000 of annual savings
•Sold previously reserved E&O inventory for over $2 million
•Finalized USPS PACT Act implementation and began shipments to customers under USPS B2B Exemption program
•The Company reaffirms its belief in raising a total of $30M of non-dilutive capital under the previously announced liquidity plan
•The Company adjusts previously announced expectation of achieving adjusted SG&A reductions to $14M - $16M by Q3 of 2022 to now $16M - $18M by Q3 to account for higher-than-expected shipping expenses
•The Company withdraws its previously issued guidance of achieving positive adjusted EBIDTA in Q3 2022

Results from Operations

	Three Months Ended June 30,		%
($ in thousands)	2022	2021	Change
Net Sales	$39,916	$34,715	15.0%
Greenlane Brands Sales	5,135	9,459	(45.7)%
% of Net Sales	12.9%	27.2%
Cost of Sales	$31,817	$25,662	24.0%
Gross Profit	8,099	9,053	(10.5)%
Gross Margin	20.3%	26.1%
Salaries, Benefits & Payroll Taxes	8,836	5,596	57.9%
General and Administrative	10,588	8,398	26.1%
Net Loss	(14,481)	(5,840)	148.0%
Adjusted EBITDA	(5,807)	(3,693)	57.2%
Cash	$9,130	$11,632

Net sales for the three months ending June 30, 2022, were $39.9 million, an increase of $5.2 million or 15% over the prior year quarter. For the six months ending June 30, 2022, net sales were $86.5 million, an increase of 25.8% compared with net sales $68.7 million during the corresponding 2021 period.

Gross margins were 20.3% during the quarter versus 26.1% during the second quarter of 2021 and 16.3% during the first half of 2022 compared with 25.6% in 2021.

Net loss attributable to Greenlane Holdings, Inc. was $12.1 million, or $2.27 per share, compared with a loss of $3.0 million, or $3.23 per share, in the first quarter of 2021. Net loss was $27.5 million, or $5.57 per share for the first half of 2022, versus a net loss of $7.3 million, or $9.07 per share during the corresponding period in 2021.

Adjusted EBITDA loss was $5.8 million, or $1.09 per share, compared with a loss of $3.7 million, or $3.92 per share, in the first quarter of 2021. Adjusted EBITDA loss was $11.1 million, or $2.25 per share for the first half of 2022, versus a loss of $8.9 million, or $11.05 per share during the corresponding period in 2021.

Plan to Sell the Company’s Packaging Business

The Company announces plans to actively explore opportunities to sell its packaging business and reinvest in the Company’s consumer brands business. This action comports with the Company’s strategy to build a world-class house of brands and serves to unlock the significant unrecognized value of its packaging business, which we believe is not properly priced in our market capitalization today and makes up approximately 15-20% of overall Company revenue. If a transaction or series of transactions are consummated, the sale is also expected to significantly reduce the Company’s working capital and warehousing requirements. We can provide no assurances as to the timing of this sale and will provide further updates as they are available.

Promotion of Craig Snyder

The Company announces the promotion of Craig Snyder, Chief Commercial Officer, to President. Mr. Snyder has been responsible for all commercial activities since March 2022. Mr. Snyder has led our key programs to build brands, develop a new product roadmap, schedule product introductions, integrate all direct-to-consumer websites, develop pricing policies, and coordinate sales and marketing efforts. Mr. Snyder has held senior leadership positions at two Fortune 100 companies (PepsiCo & Citibank) with executive leadership experience in two successful start-up to Nasdaq IPOs (Go2Net & Marchex).

Sale of Non-Core Assets and Cost Cutting Initiatives

The Company continues to make significant progress on the previously implemented new strategic plan (“2022 Plan”) to accelerate the path to profitability and capitalize the business in a non-dilutive manner. The objectives and achievements thus far are:

1.Disposing of other non-core assets:
a.On July 19th, 2022, the Company monetized its interest in Vibes Holdings, LLC, for $5.3M in cash, or an enterprise value of approximately 1X VIBES trailing 12 months revenue.
b.In July 2022, the Company sold its Azarius retail business in Amsterdam.
2.Discontinuing sales of lower-margin 3rd-party brands and selling existing inventory:
a.The Company recently completed its strategic SKU rationalization efforts, establishing a single comprehensive product catalog, which is now available at greenlane.com.
b.In 2022, the Company successfully generated over $2M in sales and dispositions of previously reserved excess & obsolete (“E&O”) inventory.
3.Cost- cutting initiatives:
a.Company also executed several cost-cutting initiatives resulting in expected savings of over $1.4 million annually, including terminating existing leases for facilities resulting in annual savings aggregating approximately $900K and restructuring a third-party vendor contract reducing working capital requirements and eliminating over $500K in annual costs.
b.The Company also secured a return of $1.35 million of its U.S. Customs and Border Protection bond.

Management Commentary

“We are proud of the tremendous accomplishments we have achieved thus far, however; we consider these to be lagging indicators for future success, meaning the results of many of these initiatives have yet to fully impact our P&L. We expect to gain significant efficiencies from the efforts to simplify and streamline our business, improve our systems and go-to-market offerings, and fully recognize our lower operating costs.”

“We have been very vocal about our plans to build the premier ancillary house of consumer brands, and we feel we are in pole position to achieve this goal. As we continue to execute on our plan, we intend to run a sales process and exit our packaging business. The packaging business is a thriving business, but one that ties up a lot of our resources, space, and working capital. We expect to achieve significant proceeds from the sale of this business unit allowing us to generate substantial non-dilutive capital that will be re-invested into growing our consumer business. For Greenlane to complete our transition to a higher-margin, higher-value consumer business, it’s imperative that we further simplify and streamline our offering and focus on the upmost valuable pieces of our business, especially in today’s current climate."

“As we move toward the sale of this division, we have already started realigning our senior leadership team to support the future Greenlane consumer business and further reduce expenses. Rodrigo de Oliveira, our current Chief Operating Officer, will be stepping down as COO at the end of September. Rodrigo was essential to the 2020 turnaround efforts at KushCo where we went from losing over $5M of aEBIDTA per quarter to achieving positive aEBIDTA several quarters later. Following the merger of Greenlane and KushCo, Rodrigo utilized his extensive integration and transformation experience to help Greenlane properly integrate and reduce our costs and expenses. I would like to extend my sincerest thank you to Rodrigo. We would not be where we are today without his unwavering passion, work ethic and leadership!"

“Earlier this year we brought on Craig Snyder as our Chief Commercial Officer, mainly because of his experience building and growing consumer businesses. We are now thrilled to promote Craig to President of the Company to lead our day-to-day business as we fully transition to a consumer model. I have been extremely impressed with Craig’s vision, leadership, and execution, and I very much look forward to this next chapter with Craig in a further elevated, pivotal position.”

Craig Snyder, President of Greenlane, commented, “I am honored to be appointed President of this fine organization. I look forward to continuing to execute on the blocking and tackling of growing revenues in our key categories, managing costs, and launching new products and platforms. When I joined the Company, I was amazed at the potential to transform this business into a leading house of brands consumer company. Now, that vision is more clearly in sight than ever before, and our team is committed to the efforts it will take for us to fully recognize that potential.”

Conference Call Information

Greenlane management will host a scheduled conference call and webcast later today, Tuesday, August 16 at 8:30 a.m. Eastern time to discuss the results for its second quarter ended June 30, 2022, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Tuesday, August 16, 2022
TIME:	8:30 a.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	877-545-0523 (Toll-Free) 973-528-0016 (International)
CONFERENCE ID:	972082
REPLAY:	877-481-4010 or 919-882-2331 Replay Passcode: 46373 Available until August 30th, 2022

If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com.

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands, third-party brand accelerator, and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,000 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry's leading multi-state operators, licensed producers, and brands, including Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards and Marley Natural™. Higher Standards, Greenlane's flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City's Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Investor Contact
Darsh Dahya, CAO
ir@greenlane.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make
•Adjusted EBITDA does not reflect equity-based compensation
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

Adjusted Gross Margin

Adjusted gross margin is a supplemental non-GAAP financial measure, which the Company calculates as total revenues less cost of revenues, prepared in accordance with GAAP, adjusted for certain non-recurring, non-cash items to the extent such items relate to cost of revenues, including charges relating to the Company's inventory rationalization initiatives. The Company uses Adjusted gross margin as a supplemental performance measure because it believes that adjusted gross margin is beneficial to investors for purpose of measuring the Company's operational performance, exclusive of certain non-recurring non-cash items that are not expected to be incurred in future periods. Specifically, in excluding charges relating to the Company's inventory rationalization initiatives, which the Company does not believe are indicative of the Company's operating performance, adjusted gross margin provides a performance measure that, when compared period-over-period, more accurately reflects the Company's operational performance. Adjusted gross margin should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of Adjusted gross margin may differ from similarly titled measures used by other companies.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating to; the Company’s plans to sell its non-core assets and to exit its packaging business, the current and future performance of the Company's business, including comments relating to the Company's beliefs regarding its public market capitalization and valuation, the Company’s expectations regarding capital raising and cost savings related to the 2022 Plan, and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value per share amounts)

	June 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Current assets
Cash	$9,130	$12,857
Accounts receivable, net of allowance of $2,318 and $1,285 at June 30, 2022 and December 31, 2021, respectively	15,550	14,690
Inventories, net	60,756	66,982
Vendor deposits	11,530	18,475
Assets held for sale	8,813	75
Other current assets	8,026	11,658
Total current assets	113,805	124,737

Property and equipment, net	13,141	20,851
Intangible assets, net	81,774	84,710
Goodwill	41,819	41,860
Operating lease right-of-use assets	6,259	9,128
Other assets	7,764	4,541
Total assets	$264,562	$285,827

LIABILITIES
Current liabilities
Accounts payable	$27,269	$23,041
Accrued expenses and other current liabilities	22,440	25,297
Customer deposits	5,163	7,924
Current portion of notes payable, including $8,000 owed to related party	11,445	11,615
Current portion of liabilities held for sale	198
Current portion of operating leases	2,502	3,091
Current portion of finance leases	—	—
Total current liabilities	69,017	70,968

Notes payable, less current portion and debt issuance costs, net	1,284	10,607
Long-term liabilities held for sale	7,582
Operating leases, less current portion	3,837	6,142
Other liabilities	447	1,746
Total long-term liabilities	13,150	18,495
Total liabilities	82,167	89,463

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000 shares authorized; 6,079 shares issued and outstanding as of June 30, 2022; 4,260 shares issued and outstanding as of December 31, 2021*	62	43
Class B common stock, $0.0001 par value per share, 30,000 shares authorized; 1,059 shares issued and outstanding as of June 30, 2022; 1,087 shares issued and outstanding as of December 31, 2021*	—	—
Class C Common stock, $0.0001 par value per share, no shares authorized, issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	249,191	229,705
Accumulated deficit	(83,000)	(55,544)
Accumulated other comprehensive income (loss)	291	324
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	166,544	174,528
Non-controlling interest	15,851	21,836
Total stockholders’ equity	182,395	196,364
Total liabilities and stockholders’ equity	$264,562	$285,827
*After giving effect to a 1-for-20 reverse stock split effective August 9, 2022.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net sales	$39,916	$34,715	$86,450	$68,724
Cost of sales	31,817	25,662	72,383	51,116
Gross profit	8,099	9,053	14,067	17,608

Operating expenses:
Salaries, benefits and payroll taxes	8,836	5,596	18,897	11,966
General and administrative	10,588	8,398	22,303	17,979
Depreciation and amortization	2,349	642	4,752	1,186
Total operating expenses	21,773	14,636	45,952	31,131
Loss from operations	(13,674)	(5,583)	(31,885)	(13,523)

Other income (expense), net:
Interest expense	(266)	(133)	(672)	(249)
Other income (expense), net	(557)	(120)	(611)	204
Total other income (expense), net	(823)	(253)	(1,283)	(45)
Loss before income taxes	(14,497)	(5,836)	(33,168)	(13,568)
Provision for income taxes	(16)	4	62	(14)
Net loss	(14,481)	(5,840)	(33,230)	(13,554)
Less: Net loss attributable to non-controlling interest	(2,357)	(2,797)	(5,774)	(6,255)
Net loss attributable to Greenlane Holdings, Inc.	$(12,124)	$(3,043)	$(27,456)	$(7,299)

Net loss attributable to Class A common stock per share - basic and diluted*	$(2.27)	$(3.23)	$(5.57)	$(9.07)
Weighted-average shares of Class A common stock outstanding - basic and diluted*	5,337	942	4,925	805

Other comprehensive income (loss):
Foreign currency translation adjustments	(62)	243	26	88
Unrealized gain (loss) on derivative instrument	—	—	358	204
Comprehensive loss	(14,543)	(5,597)	(32,846)	(13,262)
Less: Comprehensive loss attributable to non-controlling interest	(2,357)	(2,650)	(5,688)	(6,077)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(12,186)	$(2,947)	$(27,158)	$(7,185)
*After giving effect to a 1-for-20 reverse stock split effective August 9, 2022.